Exhibit 99.1

   NEWMONT ANNOUNCES FIRST QUARTER NET INCOME OF $84 MILLION ($0.19 PER SHARE)

     DENVER, April 27 /PRNewswire-FirstCall/ -- Newmont Mining Corporation (NYSE: NEM) today announced first quarter net income of $84 million ($0.19 per share) compared with net income of $87 million ($0.20 per share) for the first quarter of 2004. First quarter highlights included:

     * Consolidated gold sales of 2.0 million ounces at consolidated costs applicable to sales of $239 per ounce;

     * Net cash provided by operating activities of $188 million after a working capital increase of $78 million; and

     * Cash and cash equivalents, marketable securities and short-term investments of $2.2 billion.

     Wayne W. Murdy, Chairman and Chief Executive Officer, said, "As we are seeing throughout the industry, rising input commodity prices adversely impacted operating costs during the quarter. Production was also temporarily impacted by geotechnical factors at Batu Hijau. Consistent with prior guidance, we anticipate significantly stronger operating performance in the second half of the year as we start to benefit from new stripping capacity and higher grades. Our project development efforts are ahead of schedule, and we continue to see positive exploration results at Phoenix, Minas Conga and Ahafo."

     Financial (in millions, except per share)         Q1 2005      Q1 2004
     ---------------------------------------------   ----------   ----------
       Revenues                                      $      961   $    1,122
       Net cash provided by operating activities     $      188   $      353
       Net income                                    $       84   $       87
       Net income per common share                   $     0.19   $     0.20
     Operating
       Consolidated gold sales (000 ounces) (1)           1,994        2,283
       Equity gold sales (000 ounces) (2)                 1,551        1,812
       Average realized price ($/ounce)              $      425   $      412
       Costs applicable to sales ($/ounce) (1)       $      239   $      219
       Total cash costs ($/equity ounce) (3)         $      257   $      230
       Total production costs ($/equity ounce) (3)   $      325   $      297

     (1) Beginning in the first quarter of 2005, Newmont is reporting consolidated sales and consolidated costs applicable to sales per ounce of gold and per pound of copper in accordance with U.S. GAAP. Costs applicable to sales exclude depreciation, depletion and amortization, which are shown separately. Please refer to the table on page 12 of this release for a comparison of total cash costs per ounce and costs applicable to sales per ounce and equity gold sales and consolidated gold sales. Newmont will discontinue providing guidance for equity sales and total cash costs beginning in the second quarter of 2005.

     (2) Excludes 8.8 thousand ounces and 0.2 thousand ounces from Golden Grove in 2005 and 2004, respectively.

     (3) For a reconciliation of total cash costs per ounce of gold and per pound of copper and total production costs per ounce of gold and per pound of copper (non-GAAP measures of performance) to costs applicable to sales calculated under GAAP, please refer to the reconciliation tables on pages 17 through 22 of this release.

     FINANCIAL & OPERATING REVIEW
     First quarter 2005 net income was $84 million ($0.19 per share), compared with $87 million ($0.20 per share) for the first quarter of 2004. Net income for the first quarter was impacted by the following items:

     * a $20 million ($0.04 per share) gain on the sale of the Mezcala property in Mexico;

     * a $19 million ($0.04 per share) net tax benefit from changes in Australian tax law;

     * a $5 million ($0.01 per share) expense for litigation and related costs at Minahasa in Indonesia; and

     * a $4 million ($0.01 per share) expense relating to waste dump remediation costs in Nevada.

     These items had the net effect of increasing net income for the first quarter of 2005 by $30 million ($0.07 per share). Net income for the first quarter of 2004 was impacted by a $47 million ($0.10 per share) non-cash, after-tax charge to recognize the cumulative effect of a change in accounting principle to conform accounting policies upon consolidation of Batu Hijau.

     For the first quarter of 2005, the Company sold 1,994,000 ounces of gold on a consolidated basis at an average realized price of $425 per ounce. For the first quarter of 2004, the Company's consolidated gold sales were 2,283,000 ounces at an average realized price of $412 per ounce.

     The Company generated net cash from operating activities of $188 million in the first quarter of 2005 after a $78 million increase in working capital, compared with $353 million in the year ago quarter.

     OPERATING HIGHLIGHTS - NORTH AMERICA

     North America                                          Q1 2005     Q1 2004
     --------------------------------------------------   ----------   ----------
     Consolidated gold sales (000 ounces)                        665          742
     Equity gold sales (000 ounces)                              634          707
     Consolidated costs applicable to sales ($/ounce)     $      313   $      288
     Total cash costs ($/ounce)                           $      312   $      281

     In Nevada, gold sales decreased 10% in the first quarter of 2005 from the first quarter of 2004, primarily due to a 9% decline in mill grade in 2005 and sales from inventories in 2004, partially offset by a 14% increase in mill throughput. Costs applicable to sales per ounce increased 5% in the first quarter of 2005 from the first quarter of 2004, primarily due to increased diesel prices, higher underground contracted services and equipment maintenance costs and reduced production.

     At Golden Giant in Canada, gold sales decreased 15,000 ounces in the first quarter of 2005 from the first quarter of 2004, primarily due to a 22% decline in ore grade. Costs applicable to sales per ounce increased 39% in the first quarter of 2005 from the first quarter of 2004, primarily as a result of lower production. Golden Giant is nearing the end of its mine life with final sales expected in early 2006.

     At Holloway in Canada, gold sales increased by 4% in the first quarter of 2005 from the first quarter of 2004, primarily due to a 10% increase in mill throughput, partially offset by a 7% decline in ore grade. Costs applicable to sales per ounce increased 47% in the first quarter of 2005 from the first quarter of 2004, primarily due to increased mill maintenance costs at the recently acquired Holt McDermott mill.

     At La Herradura in Mexico, gold sales increased 9% in the first quarter of 2005 from the first quarter of 2004, primarily due to a 28% increase in grade.

     OPERATING HIGHLIGHTS - SOUTH AMERICA

     South America                                          Q1 2005      Q1 2004
     --------------------------------------------------   ----------   ----------
     Consolidated gold sales (000 ounces)                        780          807
     Equity gold sales (000 ounces)                              403          417
     Consolidated costs applicable to sales ($/ounce)     $      144   $      142
     Total cash costs ($/ounce)                           $      136   $      135

     At Yanacocha in Peru, gold sales decreased 3% in the first quarter of 2005 from the first quarter of 2004 due to lower production resulting from a 6% decrease in tons placed on the leach pads. The decrease in tons placed was partially offset by a 36% increase in the grade of ore placed. Costs applicable to sales per ounce increased 2% in the first quarter of 2005 from the first quarter of 2004 primarily due to increased labor costs and commodity prices.

     At Kori Kollo in Bolivia, mining was completed and the mill was closed in October 2003, with production continuing from residual leaching. Kori Kollo will begin processing oxide ores on leach pads from the Kori Chaca satellite pit and reprocessing high-grade tailings on a new leach pad in the second quarter of 2005.

     OPERATING HIGHLIGHTS - AUSTRALIA/NEW ZEALAND

     Australia/New Zealand                                  Q1 2005      Q1 2004
     --------------------------------------------------   ----------   ----------
     Consolidated sales (000 ounces)                             440          544
     Equity gold sales (000 ounces)                              440          544
     Consolidated costs applicable to sales ($/ounce)     $      303   $      259
     Total cash costs ($/ounce)                           $      297   $      251

     At Pajingo, gold sales decreased 42% in the first quarter of 2005 from the first quarter of 2004, primarily due to a 25% decline in ore grade attributable to excess dilution due to poor ground conditions. Costs applicable to sales per ounce increased 78% in the first quarter of 2005 from the first quarter of 2004, primarily due to lower production and additional underground rehabilitation work.

     At Yandal, gold sales decreased 38% in the first quarter of 2005 as compared to the first quarter of 2004, primarily due to the sale of the Bronzewing mine in 2004. Costs applicable to sales per ounce increased 44% in the first quarter of 2005 from the first quarter of 2004, primarily due to higher underground development costs at Jundee.

     At Tanami, gold sales decreased 20% in the first quarter of 2005 from the first quarter of 2004, primarily due to a 20% decline in ore grade from processing lower grade stockpiles at Groundrush and mining lower grades at the Callie underground deposit. Costs applicable to sales per ounce increased 7% in the first quarter of 2005 from the first quarter of 2004, primarily due to lower production.

     At Kalgoorlie, gold sales decreased 4% in the first quarter of 2005 from the first quarter of 2004, primarily due to higher sales from inventories in 2004 that were partially offset by increased production in 2005 as a result of a 14% increase in mill throughput. Costs applicable to sales per ounce increased 7% in the first quarter of 2005 from the first quarter of 2004, primarily due to increased consumption of reagents and grinding media as a result of increased throughput.

     At Golden Grove, less zinc concentrate and no copper concentrate were sold during the first quarter of 2005 due to mine plan sequencing and the timing of shipments. Costs applicable to sales per pound of zinc decreased 53% in the first quarter of 2005 from the first quarter of 2004, primarily reflecting higher by-product gold shipments in the first quarter of 2005.

     At Martha in New Zealand, gold sales increased 95% in the first quarter of 2005 from the first quarter of 2004, primarily due to a 123% increase in ore grade as a result of mining higher grades in the open pit. Costs applicable to sales per ounce decreased 35% in the first quarter of 2005 from the first quarter of 2004, primarily due to increased production, partially offset by higher processing costs from milling harder ore. Martha is experiencing ground stability issues in a portion of the south wall of the open pit which might impact the ability to mine a portion of reserves remaining in the pit.

     OPERATING HIGHLIGHTS - INDONESIA

     Batu Hijau                                             Q1 2005      Q1 2004
     --------------------------------------------------   ----------   ----------
     Consolidated copper sales (millions pounds)                 100          131
     Equity copper sales (millions pounds)                        53           74
     Consolidated costs applicable to sales
      ($/pound copper)                                    $     0.71   $     0.49
     Total cash costs ($/pound copper)                    $     0.92   $     0.70
     Consolidated gold sales (000 ounces)                         75          100
     Equity gold sales (000 ounces)                               40           56
     Consolidated costs applicable to sales
      ($/ounce gold)                                      $      211   $      127
     Total cash costs ($/ounce gold)                      $      207   $      126

     At Batu Hijau in Indonesia, copper and gold sales decreased 24% and 25%, respectively, in the first quarter of 2005 from the first quarter of 2004. Access to ore in the lower portion of the pit was temporarily restricted as a result of pit wall sloughing and associated clean-up during the quarter. The mine plan sequence was revised resulting in the processing of lower grade stockpiles, some of which were scheduled to be processed later in 2005. Costs applicable to sales per pound of copper and per ounce of gold increased 45% and 66%, respectively, during the first quarter of 2005 from the first quarter of 2004 due to lower production, increased maintenance costs and higher lime consumption.

     OPERATING HIGHLIGHTS - CENTRAL ASIA

     Central Asia                                           Q1 2005      Q1 2004
     --------------------------------------------------   ----------   ----------
     Consolidated gold sales (000 ounces)                         34           62
     Equity gold sales (000 ounces)                               34           62
     Consolidated costs applicable to sales ($/ounce)     $      199   $      166
     Total cash costs ($/ounce)                           $      192   $      163

     At Zarafshan in Uzbekistan, gold sales decreased 39% in the first quarter of 2005 from the first quarter of 2004, primarily due to 16% fewer tons placed on the leach pads, from unscheduled plant downtime, and a 28% decrease in ore grade. Costs applicable to sales per ounce increased 33% in the first quarter of 2005 from the first quarter of 2004, primarily as a result of the decrease in production.

     The Ovacik mine in Turkey was sold to a subsidiary of a Turkish group on March 1, 2005. Operations were suspended in August 2004.

     CASH, MARKETABLE SECURITIES AND DEBT
     At the end of the first quarter, cash, short-term marketable securities and other short-term investments totaled $2.2 billion, essentially offsetting outstanding debt of $2.2 billion. Of the outstanding debt, $706 million was Batu Hijau project finance debt that is non-recourse to Newmont.

     During the first quarter, outstanding debt increased by a net $580 million. During March 2005, the Company issued uncollateralized notes with a principal amount of $600 million due April 2035 bearing an interest rate of 5 7/8%. The proceeds will be used to fund capital investments, possibly including a 200 megawatt power plant in Nevada, and for general corporate purposes.

     MERCHANT BANKING
     Newmont Capital manages the Company's royalty and marketable securities portfolios as well as supporting asset transactions. For the first quarter of 2005, royalty and dividend income was $18 million, up 38% from the year ago quarter. At the end of the first quarter of 2005, the market value of the marketable equity securities portfolio managed by Newmont Capital was $606 million, an increase of $101 million over 2004 year-end.

     During the first quarter of 2005, Newmont Capital managed the following transactions and agreements:

     *    closed the sale of the Ovacik mine in Turkey;
     *    closed the sale of the Mezcala property in Mexico;
     *    completed the purchase of a 9.9% interest in Shore Gold; and
     *    completed phase 2 drilling on the Alberta heavy oil leases.

     CAPITAL PROJECT DEVELOPMENT UPDATE
     The Leeville underground project in Nevada remains on schedule for initial gold production in the fourth quarter of 2005. The production shaft is 92% complete, at a depth of 1,673 feet. Hoisting from the nearly completed ventilation shaft is expected to begin by the third quarter. Overall, construction is 64% complete.

     Also in Nevada, at the Phoenix project, engineering is 97% complete and construction is 25% complete. Initial gold production is expected by early 2006 as compared to prior guidance of mid-2006.

     Construction of a proposed 200 megawatt power plant in Nevada is awaiting permits and final approvals. When completed, the coal-fired plant is expected to reduce costs applicable to sales by up to $20 per ounce in Nevada.

     At the Ahafo project in Ghana, engineering is approximately 90% complete and construction is 30% complete. Construction of the mill foundations, the water storage dam and the tailings storage facility is progressing. Orders have been placed for electricity sub stations, power lines and transformers. The project remains on schedule for initial gold production in the second half of 2006.

     At Akyem in Ghana, the feasibility study update was recently completed with a development decision expected by mid-2005.

     At Boddington in Australia, work continues on the feasibility study update with a development decision possible in 2006.

     EXPLORATION, ADVANCED PROJECTS, RESEARCH & DEVELOPMENT
     Exploration expenditures were $27 million in the first quarter of 2005, compared with $21 million in the year ago quarter. Advanced projects, research and development expenditures were $18 million in the first quarter of 2005 as compared with $16 million in the first quarter of 2004.

     In Nevada, positive results from drilling at the Phoenix project and from a down dip high-grade extension of Gold Quarry will be further pursued this year.

     In the southern region of Ahafo in Ghana, development drilling completed in April identified mineralization 450 feet below the current $375-gold pit shell.

     At the Minas Conga district in Peru, infill drilling at the Perol and Chailhuagon deposits is intended to convert non-reserve mineralization to reserves in 2005, and follow-up delineation drilling is planned for the satellite Amaro target.

     2005 GUIDANCE
     The Company expects consolidated gold sales in the range of 8.5 - 8.7 million ounces at consolidated costs applicable to sales of $225 - $235 per ounce in 2005. For 2005, Newmont expects equity gold sales in the range of 6.6 -
6.8 million ounces, essentially unchanged from previous guidance, at total cash costs of $240 - $250 per ounce, slightly higher than prior guidance. In addition, the Company expects consolidated copper sales of 695 million pounds at consolidated costs applicable to sales of $0.48 per pound and equity copper sales of 395 million pounds at total cash costs of $0.77 per pound in 2005. Newmont will discontinue providing guidance for equity sales and total cash costs beginning in the second quarter of 2005. The Company reiterated that gold sales will be weighted to the second half of the year as new stripping capacity is put into service, generally higher grades are accessed, and Leeville begins production.

     In a change from the prior practice of reporting exploration, research and development as a single line item in the income statement, Newmont is now reporting exploration separately from advanced projects, research and development for greater transparency. For 2005, exploration expenditures are expected in the range of $150-$160 million, while advanced projects, research and development expenditures are estimated in the range of $60-$70 million. Exploration expenditures remain in line with prior guidance while efforts will be focused in Ghana, Peru and Nevada.

     Consolidated capital expenditures are expected to be $1.00 - $1.25 billion. For site by site details, please refer to the supplemental capital expenditures, depreciation, depletion and amortization and exploration worksheet provided with the news release on the Newmont web site, under Investor Information/News Releases.

     STATEMENTS OF CONSOLIDATED INCOME

                                                             Three Months Ended
                                                                  March 31,
                                                          ------------------------
     (unaudited, in millions except per share)               2005         2004
     --------------------------------------------------   ----------    ----------
     Revenues
       Sales -- gold, net                                 $      844    $      940
       Sales -- base metals, net                                 117           182
                                                                 961         1,122
     Costs and expenses
       Costs applicable to sales (exclusive
        of depreciation, depletion and
        amortization shown separately below)
          Gold                                                   477           501
          Base metals                                             73            74
       Depreciation, depletion and amortization                  168           182
       Exploration                                                27            21
       Advanced projects, research and development                18            16
       General and administrative                                 31            27
       Other                                                      24             5
                                                                 818           826
     Other income (expense)
       Other income                                               68            28
       Interest expense                                          (21)          (26)
                                                                  47             2
     Pre-tax income before minority interest,
      equity income of affiliates and
      cumulative effect of a change
      in accounting principle                                    190           298
     Income tax expense                                          (51)          (87)
     Minority interest in income of subsidiaries                 (59)          (79)
     Equity income of affiliates                                   4             2
     Income before cumulative effect
      of a change in accounting principle                         84           134
     Cumulative effect of a change
      in accounting principle                                     --           (47)
     Net income applicable to common shares               $       84    $       87
     Income before cumulative effect
      of a change in accounting principle
      per common share, basic and diluted                 $     0.19    $     0.30
     Cumulative effect of a change
      in accounting principle per common share,
      basic and diluted                                           --         (0.10)
     Net income per common share, basic and diluted       $     0.19    $     0.20
     Basic weighted-average common
      shares outstanding                                         446           443
     Diluted weighted-average common
      shares outstanding                                         448           447
     Cash dividends declared per common share             $     0.10    $     0.05

     CONSOLIDATED BALANCE SHEETS

                                                            March 31,    December 31,
                                                              2005           2004
                                                          ------------   ------------
                                                            (unaudited, in millions)
                          ASSETS
     Cash and cash equivalents                            $      1,059   $        783
     Marketable securities and
      other short-term investments                               1,110            943
     Trade receivables                                             104             79
     Accounts receivable                                           153            131
     Inventories                                                   289            264
     Stockpiles and ore on leach pads                              215            232
     Deferred stripping costs                                       40             45
     Deferred income tax assets                                    176            173
     Other current assets                                           69             71
       Current assets                                            3,215          2,721
     Property, plant and mine development                        5,400          5,361
     Investments                                                   515            386
     Long-term stockpiles and ore on leach pads                    541            525
     Deferred stripping costs                                       94             80
     Deferred income tax assets                                    517            492
     Other long-term assets                                        177            185
     Goodwill                                                    3,025          3,026
       Total assets                                       $     13,484   $     12,776
                      LIABILITIES
     Current portion of long-term debt                    $        292   $        286
     Accounts payable                                              216            231
     Employee-related benefits                                     119            134
     Other current liabilities                                     482            450
       Current liabilities                                       1,109          1,101
     Long-term debt                                              1,890          1,316
     Reclamation and remediation liabilities                       430            432
     Deferred revenue from sale of future production                47             47
     Deferred income tax liabilities                               491            476
     Employee-related benefits                                     255            250
     Advanced stripping costs                                       80            103
     Other long-term liabilities                                   350            338
       Total liabilities                                         4,652          4,063
     Minority interest in subsidiaries                             811            775
                  STOCKHOLDERS' EQUITY
       Total stockholders' equity                                8,021          7,938
       Total liabilities and stockholders' equity         $     13,484   $     12,776

     STATEMENT OF CONSOLIDATED CASH FLOWS

                                                               Three Months Ended
                                                                    March 31,
                                                          ----------------------------
                                                              2005            2004
                                                          ------------    ------------
                                                            (unaudited, in millions)
     Operating activities:
       Net income                                         $         84    $         87
       Adjustments to reconcile net income
        to net cash provided by operating activities:
         Depreciation, depletion and amortization                  168             182
         Accretion of accumulated
          reclamation obligations                                    7               7
         Amortization of deferred
          stripping costs, net                                     (34)            (15)
         Deferred income taxes                                      (6)             23
         Foreign currency exchange loss                              3              --
         Minority interest expense                                  59              79
         Equity income of affiliates,
          net of dividends                                          (4)             --
         Write-down of assets                                        6               5
         Cumulative effect of change
          in accounting principle, net                              --              47
         Gain on derivative instruments, net                        (2)             (1)
         Gain on asset sales, net                                  (38)             (7)
         Other operating adjustments                                23              (4)
       (Increase) decrease in operating assets:
         Accounts receivable                                       (20)            (59)
         Inventories, stockpiles and ore
          on leach pads                                            (22)             23
         Other assets                                                4             (16)
       Increase (decrease) in operating liabilities:
         Accounts payable and other
          accrued liabilities                                      (34)              9
         Reclamation liabilities                                    (6)             (7)
     Net cash provided by operating activities                     188             353
     Investing activities:
       Additions to property, plant
        and mine development                                      (242)           (166)
       Investments in marketable debt
        and equity securities                                     (775)           (657)
       Proceeds from sale of marketable debt
        and equity securities                                      546             276
       Cash recorded upon consolidation
        of Batu Hijau                                               --              82
       Proceeds from sale of assets                                 52              11
     Net cash used in investing activities                        (419)           (454)
     Financing activities:
       Proceeds from debt, net                                     582              --
       Repayment of debt                                           (15)            (22)
       Dividends paid on common stock                              (45)            (22)
       Dividends paid to minority interests                        (16)            (29)
       Proceeds from stock issuance                                  4              19
       Change in restricted cash and other                          (1)              8
     Net cash provided by (used in)
      financing activities                                         509             (46)
     Effect of exchange rate changes on
      cash (gain) loss                                              (2)              1
     Net change in cash and cash equivalents                       276            (146)
     Cash and cash equivalents at
      beginning of period                                          783           1,131
     Cash and cash equivalents at
      end of period                                       $      1,059    $        985

     2005 GUIDANCE

                                                                             Consolidated
                                              Total                             Costs
     Consolidated Gold      Equity            Cash         Consolidated       Applicable
      and Copper             Sales            Costs            Sales           to Sales
     -----------------   -------------     -----------    --------------     -----------
     North America
      Gold                 (000 oz)          ($/oz)        (000 oz)            ($/oz)
     Nevada                 2,550             $290           2,640              $295
     Golden Giant             155             $330             155              $335
     Holloway                  85             $385              90              $400
     La Herradura              80             $160              80              $160
     Sub-total              2,870             $291           2,965              $295
     South America
      Gold                 (000 oz)          ($/oz)         (000 oz)           ($/oz)
     Yanacocha              1,500             $145           2,920              $150
     Kori Kollo                80             $160              85              $175
     Sub-total              1,580             $145           3,005              $150
     Australia(1)/
      New Zealand
      Gold                 (000 oz)          ($/oz)         (000 oz)           ($/oz)
     Kalgoorlie               440             $335             440              $335
     Pajingo                  200             $270             200              $275
     Tanami                   480             $300             480              $305
     Yandal                   325             $320             325              $330
     Martha                   155             $220             155              $225
     Sub-total              1,600             $302           1,600              $305
     Indonesia
      Gold                 (000 oz)          ($/oz)         (000 oz)           ($/oz)
     Batu Hijau               420             $135             800              $135
     Central Asia
      Gold                 (000 oz)          ($/oz)         (000 oz)           ($/oz)
     Zarafshan                155             $220             155              $220
     TOTAL GOLD          6,600 - 6,800     $240 - $250     8,500 - 8,700     $225 - $235
     Copper
      and Zinc           (million lbs)       ($/lb)       (million lbs)        ($/lb)
     Batu Hijau
      - Copper                335            $0.66             635             $0.45
     Golden Grove
      - Copper                 60            $1.42              60             $0.89
     Golden Grove
      - Zinc                  130            $0.34             130             $0.12

          Consolidated Financial Guidance
          Royalty and dividend income                        $63-$68
          Depreciation, depletion & amortization           $710-$740
          Exploration                                      $150-$160
          Advanced projects, research and development        $60-$70
          General and administrative                       $115-$125
          Interest expense, net (2)                        $115-$120
          Tax rate (assuming $435/oz gold)                   28%-32%
          Capital expenditures                         $1,000-$1,250

     Notes:

     1. Total cash costs and consolidated costs applicable to sales are based on an A$1 = $0.79 exchange rate assumption.

     2. Net interest expense guidance for 2005 reflects the impact of interest expense associated with the issuance of $600 million notes due 2035 as well as higher interest income from higher cash balances and yields.

     COMPARISON OF EQUITY CASH COSTS PER OUNCE AND COSTS APPLICABLE TO SALES PER OUNCE

                                    Q1 2005                   Q1 2004
                            -----------------------   -----------------------
                                           Costs                     Costs
                               Equity    Applicable     Equity     Applicable
                             Cash Cost    to Sales     Cash Cost    to Sales
                             Per Ounce    Per Ounce    Per Ounce    Per Ounce
                            ----------   ----------   ----------   ----------
     North America
     Nevada                 $      308   $      309   $      287   $      295
     Golden Giant           $      338   $      340   $      245   $      245
     Holloway               $      473   $      473   $      322   $      322
     La Herradura           $      206   $      207   $      128   $      130
     Sub-total              $      312   $      313   $      281   $      288
     South America
     Yanacocha              $      135   $      143   $      133   $      140
     Kori Kollo             $      232   $      279   $      266   $      298
     Sub-total              $      136   $      144   $      135   $      142
     Australia/
      New Zealand
     Pajingo                $      343   $      348   $      194   $      195
     Yandal                 $      329   $      341   $      231   $      237
     Tanami                 $      284   $      291   $      256   $      272
     Kalgoorlie             $      322   $      325   $      300   $      303
     Martha                 $      164   $      166   $      251   $      255
     Sub-total              $      297   $      303   $      251   $      259
     Indonesia
     Batu Hijau             $      207   $      211   $      126   $      127
     Minahasa                       --           --   $      307   $      312
     Sub-total              $      207   $      211   $      183   $      167
     Central Asia
     Zarafshan              $      192   $      199   $      148   $      150
     Ovacik                         --           --   $      302   $      317
     Sub-total              $      192   $      199   $      163   $      166
     Newmont                $      257   $      239   $      230   $      219

     COMPARISON OF EQUITY GOLD SALES OUNCES AND CONSOLIDATED GOLD SALES OUNCES

                                      Q1 2005                       Q1 2004
                            ---------------------------   ---------------------------
                                           Consolidated                  Consolidated
                            Equity Sales       Sales      Equity Sales       Sales
                              (000 oz)       (000 oz)       (000 oz)       (000 oz)
                            ------------   ------------   ------------   ------------
     North America
     Nevada                          557            588            618            653
     Golden Giant                     38             38             53             53
     Holloway                         20             20             19             19
     La Herradura                     19             19             17             17
     Sub-total                       634            665            707            742
     South America
     Yanacocha                       397            773            410            799
     Kori Kollo                        6              7              7              8
     Sub-total                       403            780            417            807
     Australia/
      New Zealand
     Pajingo                          44             44             75             75
     Yandal                           88             88            141            141
     Tanami                          147            147            183            183
     Kalgoorlie                      117            117            122            122
     Martha                           44             44             23             23
     Sub-total                       440            440            544            544
     Indonesia
     Batu Hijau                       40             75             56            100
     Minahasa                         --             --             26             28
     Sub-total                        40             75             82            128
     Central Asia
     Zarafshan                        34             34             56             56
     Ovacik                           --             --              6              6
     Sub-total                        34             34             62             62
     Average Gold                  1,551          1,994          1,812          2,283

     OPERATING STATISTICS SUMMARY

                                                                                  Australia/
                                     North America        South America           New Zealand
     Three Months                -------------------   -------------------   -------------------
      Ended March 31,              2005       2004       2005       2004       2005       2004
     -------------------------   --------   --------   --------   --------   --------   --------
     Gold Summary
       Ounces sold (000)              665        742        780        807        440        544
       Equity ounces
        sold (000)                    634        707        403        417        440        544

       Cost applicable
        to sales
        (in millions)            $    208   $    214   $    113   $    114   $    133   $    141
       Cost applicable
        to sales
        per ounce                $    313   $    288   $    144   $    142   $    303   $    259

       Depreciation
        and amortization
        (in millions)            $     37   $     41   $     47   $     55   $     31   $     38
       Depreciation and
        amortization
        per ounce                $     56   $     56   $     61   $     68   $     71   $     69

                                    Indonesia (1)        Central Asia (2)           Total
     Three Months                -------------------   -------------------   -------------------
      Ended March 31,              2005       2004       2005       2004       2005       2004
     -------------------------   --------   --------   --------   --------   --------   --------
     Gold Summary
       Ounces sold (000)               75        128         34         62      1,994      2,283
       Equity ounces
        sold (000)                     40         83         34         62      1,551      1,812

       Cost applicable
        to sales
        (in millions)            $     16   $     22   $      7   $     10   $    477   $    501
       Cost applicable
        to sales
        per ounce                $    211   $    167   $    199   $    166   $    239   $    219

       Depreciation
        and amortization
        (in millions)            $      6   $      7   $      2   $      4   $    123   $    145
       Depreciation and
        amortization
        per ounce                $     84   $     55   $     70   $     63   $     62   $     64

       Average realized
        price per ounce                                                      $    425   $    412

                                     Golden Grove            Batu Hijau              Total
                                 --------------------   -------------------   -------------------
                                   2005        2004       2005       2004       2005       2004
                                 --------    --------   --------   --------   --------   --------
     Copper Summary
       Pounds sold (000)               --       2,265    100,088    131,233    100,088    133,498
       Equity pounds
        sold (000)                     --       2,265     52,922     73,819     52,922     76,084

       Cost applicable
        to sales
        (in millions)            $     (1)   $      1   $     71   $     65   $     70   $     66
       Cost applicable
        to sales
        per pound                      --    $   0.25   $   0.71   $   0.49   $   0.70   $   0.49

       Depreciation
        and amortization
        (in millions)                  --          --   $     26   $     21   $     26   $     21
       Depreciation and
        amortization
        per pound                      --    $   0.10   $   0.27   $   0.17   $   0.27   $   0.16

       Average realized
        price per pound                                                       $   1.34   $   1.50

     (1)  Indonesia includes Batu Hijau in 2005 and Batu Hijau and Minahasa in
          2004

     (2) Central Asia/Europe includes Zarafshan (Uzbekistan) in 2005 and Zarafshan (Uzbekistan) and Ovacik (Turkey) in 2004

     GOLD PRODUCTION - AMERICAS

                                       Nevada               Canada (1)             Other (2)
     Three Months               --------------------    -------------------   -------------------
       Ended March 31,            2005        2004        2005       2004       2005       2004
     -------------------------  --------    --------    --------   --------   --------   --------
     Tons Mined
      (000 dry
      short tons):
       Open-Pit                   51,750      48,421         n/a        n/a      2,753      2,627
       Underground                   410         356         271        270        n/a        n/a
     Tons Milled/
      Processed (000):
       Oxide                       1,302       1,067         271        263        n/a        n/a
       Refractory                  2,288       2,092         n/a        n/a        n/a        n/a
       Leach                       5,338       3,493         n/a        n/a        886        989
     Average Ore Grade
      (oz/ ton):
       Oxide                       0.107       0.153       0.215      0.265        n/a        n/a
       Refractory                  0.193       0.191         n/a        n/a        n/a        n/a
       Leach                       0.026       0.025         n/a        n/a      0.032      0.025
     Average Mill
      Recovery Rate:
       Oxide                        72.7%       76.6%       94.6%      94.9%       n/a        n/a
       Refractory                   89.6%       90.8%        n/a        n/a        n/a        n/a
     Ounces Produced
      (000):                       575.7       592.5        58.1       69.1       18.9       17.3
     Ounces Sold (000):            588.6       652.6        57.8       71.9       18.9       17.3
     Equity Ounces
      Produced (000):
       Oxide                       104.0       126.1        58.1       69.1        n/a        n/a
       Refractory                  362.3       341.3         n/a        n/a        n/a        n/a
       Leach                        78.3        89.9         n/a        n/a       18.9       17.3
       Total                       544.6       557.3        58.1       69.1       18.9       17.3
     Equity Ounces
      Sold (000)                   557.5       617.4        57.8       71.9       18.9       17.3

     Production Costs
      Per Ounce:
       Direct mining
        and production
        costs                   $    330    $    318    $    383   $    262   $    208   $    132
       Capitalized
        mining and
        other                        (32)        (39)          1          1         (2)        (4)
       Cash operating
        costs                        298         279         384        263        206        128
       Royalties and
        production
        taxes                         10           8           1          2         --         --
       Total cash costs              308         287         385        265        206        128
       Reclamation and
        mine closure
        costs                          2           2           3          2          1          2
       Depreciation
        and amortization              55          57          97         70         62         68
       Total production
        costs                   $    365    $    346    $    485   $    337   $    269   $    198

     Cost applicable
      to sales
      (in millions)             $    182    $    193    $     22   $     19   $      4   $      2
     Cost applicable
      to sales per
      ounce sold                $    309    $    295    $    386   $    265   $    207   $    130
     Depreciation and
      amortization
      (in millions)             $     30    $     35    $      6   $      5   $      1   $      1
     Depreciation and
      amortization
      per ounce sold            $     52    $     54    $     98   $     71   $     62   $     68

     (1)  Includes Golden Giant and Holloway
     (2)  Other includes La Herradura

                                    Yanacocha, Peru      Kori Kollo, Bolivia
     Three Months                --------------------    -------------------
      Ended March 31,              2005        2004        2005       2004
     -------------------------   --------    --------    --------   --------
     Tons Mined
      (000 dry
      short tons):
       Open-Pit                    45,739      46,110         n/a        n/a
       Underground                    n/a         n/a         n/a        n/a
     Tons Milled/
      Processed (000):
       Oxide                          n/a         n/a         n/a        n/a
       Refractory                     n/a         n/a         n/a        n/a
       Leach                       26,201      27,808         n/a        n/a
     Average Ore Grade
      (oz/ ton):
       Oxide                          n/a         n/a         n/a        n/a
       Refractory                     n/a         n/a         n/a        n/a
       Leach                        0.028       0.021         n/a        n/a
     Average Mill
      Recovery Rate:
       Oxide                          n/a         n/a         n/a        n/a
       Refractory                     n/a         n/a         n/a        n/a
     Ounces Produced
      (000):                        795.9       803.6         7.0        7.6
     Ounces Sold (000):             772.9       799.0         6.9        8.2
     Equity Ounces
      Produced (000):
       Oxide                          n/a         n/a         n/a        n/a
       Refractory                     n/a         n/a         n/a        n/a
       Leach                        408.7       412.6         6.1        6.7
       Total                        408.7       412.6         6.1        6.7
     Equity Ounces
      Sold (000)                    396.9       410.3         6.1        7.2

     Production Costs
      Per Ounce:
       Direct mining
        and production
        costs                    $    136    $    133    $    238   $    261
       Capitalized
        mining and
        other                          (8)         (6)        (24)       (11)
       Cash operating
        costs                         128         127         214        250
       Royalties and
        production
        taxes                           7           6          18         16
       Total cash costs               135         133         232        266
       Reclamation and
        mine closure
        costs                           2           2          47         32
       Depreciation
        and amortization               65          71          37        129
       Total production
        costs                    $    202    $    206    $    316   $    427

     Cost applicable
      to sales
      (in millions)              $    111    $    112    $      2   $      2
     Cost applicable
      to sales per
      ounce sold                 $    143    $    140    $    279   $    298
     Depreciation and
      amortization
      (in millions)              $     47    $     54          --   $      1
     Depreciation and
      amortization
      per ounce sold             $     61    $     68    $     37   $    129

     GOLD PRODUCTION - AUSTRALIA/NEW ZEALAND

                                        Pajingo                  Yandal (1)                 Tanami
     Three Months                ---------------------     ---------------------     --------------------
      Ended March 31,              2005         2004         2005         2004         2005        2004
     -------------------------   --------     --------     --------     --------     --------    --------
     Tons Mined
      (000 dry
      short tons)                     177          174        1,978        2,635          531       3,743
     Tons Milled/
      Processed (000)                 168          185          635          901        1,133       1,095
     Average Ore Grade
      (oz/ton)                      0.258        0.342        0.146        0.134        0.129       0.161
     Average Mill
      Recovery Rate                  97.0%        96.3%        93.0%        93.3%        95.2%       95.8%
     Ounces Produced
      (000)                          43.9         66.2         88.0        118.9        140.8       165.4
     Ounces Sold (000)               43.9         75.2         87.9        141.1        146.9       183.1
     Equity Ounces
      Produced (000)                 43.9         66.2         88.0        118.9        140.8       165.4
     Equity Ounces
      Sold (000)                     43.9         75.2         87.9        141.1        146.9       183.1

     Production Costs
      Per Ounce:
       Direct mining
        and production
        costs                    $    336     $    190     $    320     $    224     $    264    $    235
       Capitalized
        mining and
        other                          (8)          (8)          (1)          (1)          --          (4)
       Cash operating
        costs                         328          182          319          223          264         231
       Royalties and
        production
        taxes                          15           12           10            8           20          25
       Total cash costs               343          194          329          231          284         256
       Reclamation and
        mine closure
        costs                           2           (1)           4            6            3          --
       Depreciation
        and
        amortization                  139          120           75           87           61          55
       Total production
        costs                    $    484     $    313     $    408     $    324     $    348    $    311

     Cost applicable
      to sales
      (in millions)              $     15     $     15     $     30     $     33     $     43    $     50
     Cost applicable
      to sales per
      ounce sold                 $    348     $    195     $    341     $    237     $    291    $    272
     Depreciation and
      amortization
      (in millions)              $      6     $      9     $      6     $     12     $      9    $     10
     Depreciation and
      amortization
      per ounce sold             $    139     $    120     $     75     $     87     $     61    $     55

     (1)  2005 includes Jundee. 2004 includes Jundee and Bronzewing.

                                      Kalgoorlie                  Martha
     Three Months                --------------------     ---------------------
      Ended March 31,              2005        2004         2005         2004
     -------------------------   --------    --------     --------     --------
     Tons Mined
      (000 dry
      short tons)                  10,397      11,864          458        1,146
     Tons Milled/
      Processed (000)               1,829       1,600          332          368
     Average Ore Grade
      (oz/ton)                      0.077       0.073        0.148        0.066
     Average Mill
      Recovery Rate                  88.5%       87.3%        92.9%        90.3%
     Ounces Produced
      (000)                         116.6       105.9         45.1         22.1
     Ounces Sold (000)              116.5       121.9         44.1         22.6
     Equity Ounces
      Produced (000)                116.6       105.9         45.1         22.1
     Equity Ounces
      Sold (000)                    116.5       121.9         44.1         22.6

     Production Costs
      Per Ounce:
       Direct mining
        and production
        costs                    $    290    $    297     $    215     $    422
       Capitalized
        mining and
        other                          21          (6)         (51)        (171)
       Cash operating
        costs                         311         291          164          251
       Royalties and
        production
        taxes                          11           9           --           --
       Total cash costs               322         300          164          251
       Reclamation and
        mine closure
        costs                           3           3            2            2
       Depreciation
        and
        amortization                   39          29          107          135
       Total production
        costs                    $    364    $    332     $    273     $    388

     Cost applicable
      to sales
      (in millions)              $     38    $     37     $      7     $      6
     Cost applicable
      to sales per
      ounce sold                 $    325    $    303     $    166     $    255
     Depreciation and
      amortization
      (in millions)              $      5    $      4     $      5     $      3
     Depreciation and
      amortization
      per ounce sold             $     39    $     29     $    107     $    136

     GOLD PRODUCTION - OTHER

                                                     Batu Hijau,             Minahasa,
                                                      Indonesia              Indonesia
                                                ---------------------    -------------------
     Three Months Ended March 31,                 2005         2004        2005       2004
     ----------------------------------------   --------     --------    --------   --------
     Tons Mined (000 dry
      short tons)                                 60,198       57,920         n/a        n/a
     Tons Milled/Processed (000):
       Leach                                         n/a          n/a         n/a        n/a
       Mill                                       12,287       13,078          --        166
     Average Ore Grade (oz/ton)                    0.008        0.009          --      0.152
     Average Mill Recovery Rate                     75.2%        78.9%         --       90.1%
     Ounces Produced (000)                          74.2         95.1          --       22.3
     Ounces Sold (000)                              75.4        100.2          --       27.9
     Equity Ounces Produced (000)                   39.2         53.5          --       21.0
     Equity Ounces Sold (000)                       39.9         56.4          --       26.2

     Production Costs Per Ounce:
       Direct mining and
        production costs                        $    261     $    104          --   $    296
       Capitalized mining and other                  (62)          13          --          3
       Cash operating costs                          199          117          --        299
       Royalties and production taxes                  8            9          --          8
       Total cash costs                              207          126          --        307
       Reclamation and mine
        closure costs                                  3            2          --          5
       Depreciation and amortization                  82           43          --         96
       Total production costs                   $    292     $    171          --   $    408

     Cost applicable to sales
      (in millions)                             $     16     $     13          --   $      9
     Cost applicable to sales
      per ounce sold                            $    211     $    127          --   $    312
     Depreciation and amortization
      (in millions)                             $      6     $      4          --   $      3
     Depreciation and amortization
      per ounce sold                            $     84     $     43          --   $     96

                                                     Zarafshan,             Ovacik,
                                                     Uzbekistan             Turkey
                                                -------------------   -------------------
     Three Months Ended March 31,                 2005       2004       2005       2004
     ----------------------------------------   --------   --------   --------   --------
     Tons Mined (000 dry
      short tons)                                    n/a        n/a         --      1,482
     Tons Milled/Processed (000):
       Leach                                       1,663      1,979        n/a        n/a
       Mill                                          n/a        n/a         --        116
     Average Ore Grade (oz/ton)                    0.034      0.047         --      0.272
     Average Mill Recovery Rate                      n/a        n/a         --       94.4%
     Ounces Produced (000)                          34.3       61.1         --       30.0
     Ounces Sold (000)                              34.2       55.9         --        5.9
     Equity Ounces Produced (000)                   34.3       61.1         --       30.0
     Equity Ounces Sold (000)                       34.2       55.9         --        5.9

     Production Costs Per Ounce:
       Direct mining and
        production costs                        $    191   $    147         --   $    398
       Capitalized mining and other                    1          1         --       (113)
       Cash operating costs                          192        148         --        285
       Royalties and production taxes                 --         --         --         17
       Total cash costs                              192        148         --        302
       Reclamation and mine
        closure costs                                  2          2         --         (4)
       Depreciation and amortization                  69         48         --        200
       Total production costs                   $    263   $    198         --   $    498

     Cost applicable to sales
      (in millions)                             $      7   $      8         --   $      2
     Cost applicable to sales
      per ounce sold                            $    199   $    150         --   $    317
     Depreciation and amortization
      (in millions)                             $      2   $      3         --   $      1
     Depreciation and amortization
      per ounce sold                            $     70   $     48         --   $    201

BASE METAL SUMMARY - BATU HIJAU AND GOLDEN GROVE

                                                     Three Months Ended March 31,
                                                     -----------------------------
                      Batu Hijau                         2005            2004
     ---------------------------------------------   -------------   -------------
     Total tons mined (000)                                 60,198          57,920
     Dry tons processed (000)                               12,287          13,078
     Average copper grade                                     0.53%           0.64%
     Average recovery rate                                    78.3%           85.6%
     Copper produced (000 lbs)                             103,123         141,069
     Copper sold (000 lbs)                                 100,088         131,233
     Equity copper produced (000 lbs)                       54,526          79,351
     Equity copper sold (000 lbs)                           52,922          73,819
     Realized copper price per pound                 $        1.33   $        1.50

     Total cash cost per equity pound (1)            $        0.92   $        0.70
     Noncash cost per equity pound                            0.27            0.17
     Total production cost
      per equity pound (1)                           $        1.19   $        0.87

     Cost applicable to sales
      (in millions)                                  $          71   $          65
     Cost applicable to sales
      per pound sold (1)                             $        0.71   $        0.49
     Depreciation and amortization
      (in millions)                                  $          27   $          21
     Depreciation and amortization
      per pound sold                                 $        0.27   $        0.17

                                                     Three Months Ended March 31,
                                                     -----------------------------
                    Golden Grove                         2005            2004
     ---------------------------------------------   -------------   -------------
     Total tons mined (000)                                    320             309
     Dry tons processed (000)                                  320             307

     Average copper grade                                     4.62%           3.17%
     Average copper recovery rate                             92.1%           86.6%
     Copper produced (000 lbs)                              12,681           3,555
     Copper sold (000 lbs)                                      --           2,265
     Realized copper price per pound                            --   $        1.37
     Copper cash cost per pound (1)                             --   $        0.46

     Cost applicable to sales (in millions)          $          (1)  $           1
     Cost applicable to sales
      per pound sold (1)                                        --   $        0.25
     Depreciation and amortization
      (in millions)                                             --              --
     Depreciation and amortization
      per pound sold                                            --   $        0.10

     Average zinc grade                                      11.67%          10.42%
     Average zinc recovery rate                               92.2%           90.7%
     Zinc produced (000 lbs)                                30,036          40,294
     Zinc sold (000 lbs)                                    29,091          45,448
     Realized zinc price per pound                   $        0.53   $        0.47
     Zinc cash cost per pound (1)                    $        0.36   $        0.38

     Cost applicable to sales (in millions)          $           3   $           8
     Cost applicable to sales
      per pound sold (1)                             $        0.09   $        0.19
     Depreciation and amortization
      (in millions)                                  $           4   $           5
     Depreciation and amortization
      per pound sold                                 $        0.14   $        0.11

     By-product sales
       Gold (000 ounces)                                       8.8             0.2
       Silver (000 ounces)                                      --            13.8

     (1) Total cash cost per pound for base metals includes smelting and refining costs. Smelting and refining costs are deducted from revenue in the Company's financial statements and are therefore not included in costs applicable to sales.

     RECONCILIATION OF COSTS APPLICABLE TO TOTAL CASH COSTS PER OUNCE AND PER POUND, AND TOTAL PRODUCTION COSTS PER OUNCE AND PER POUND (DOLLARS IN MILLIONS EXCEPT PER OUNCE AMOUNTS)

     The total cash costs and total production costs per ounce or pound are non-GAAP performance measures that are intended to provide investors with information about the cash generating capacities and profitability of Newmont's mining operations. Newmont's management uses these measures for the same purpose and for monitoring the performance of its mining operations. These measures differ from measures determined in accordance with GAAP and should not be considered in isolation or as a substitute for measures of performance or liquidity determined in accordance with GAAP. These measures were developed in conjunction with gold mining companies associated with the Gold Institute in an effort to provide a level of comparability; however, Newmont's measures may not be comparable to similarly-titled measures of other companies.

     Three Months Ended                    Golden                                   La          North
      March 31, 2005          Nevada        Giant      Holloway      Canada     Herradura     America
     --------------------   ----------   ----------   ----------   ----------   ----------   ----------
     Costs applicable
      to sales
      under GAAP                 182.0         12.9          9.5         22.4          3.9        208.3
       Minority
        interest                    --           --           --           --           --           --
       Accretion
        expense                   (1.5)        (0.1)          --         (0.1)          --         (1.6)
       Write-down
        of
        inventories                 --           --           --           --           --           --
       Purchased
        ore and other             (8.9)         0.1           --          0.1           --         (8.8)

     Total cash cost
      for per ounce
      calculations               171.6         12.9          9.5         22.4          3.9        197.9
       Accretion
        expense
        and other                  1.5          0.1           --          0.1           --          1.6
       Depreciation,
        depletion
        and
        amortization              30.2          2.8          2.9          5.7          1.2         37.1
       Minority
        interest and
        other                       --           --           --           --           --           --

     Total production
      cost for
      per ounce
      calculations               203.3         15.8         12.4         28.2          5.1        236.6

     Equity ounces
      sold (000)                 557.5         37.8         20.0         57.8         18.9        634.2
     Equity cash
      cost per
      ounce sold            $      308   $      338   $      473   $      385   $      206   $      312
     Equity total
      production cost
      per ounce sold        $      365   $      414   $      619   $      485   $      269   $      373

     Three Months Ended                     Kori        South
      March 31, 2005        Yanacocha       Kollo      America      Pajingo       Yandal       Tanami
     --------------------   ----------   ----------   ----------   ----------   ----------   ----------
     Costs
      applicable
      to sales
      under GAAP            $    110.6   $      1.9   $    112.5   $     15.3   $     30.0   $     42.7
       Minority
        interest            $    (55.9)        (0.2)  $    (56.1)          --           --           --
       Accretion
        expense             $     (0.9)        (0.3)  $     (1.2)        (0.1)        (0.4)        (0.4)
       Write-down
        of
        inventories                 --           --           --         (0.1)  $     (0.7)  $     (0.6)
       Purchased
        ore and
        other                     (0.3)          --         (0.3)          --           --           --

     Total cash cost
      for per ounce
      calculations          $     53.5   $      1.4   $     54.9   $     15.1   $     28.9   $     41.7
       Accretion
        expense
        and other           $      0.9   $      0.3   $      1.2          0.1          0.4          0.4
       Depreciation,
        depletion
        and
        amortization        $     46.9          0.3   $     47.2   $      6.1   $      6.5   $      9.0
       Minority
        interest
        and other           $    (21.2)          --   $    (21.2)          --           --           --

     Total
      production
      cost for
       per ounce
      calculations          $     80.1   $      2.0   $     82.1   $     21.3   $     35.8   $     51.1

     Equity ounces
      sold (000)                 396.9          6.1        403.0         43.9         87.9        146.9
     Equity cash
      cost per
      ounce sold            $      135   $      232   $      136   $      343   $      329   $      284
     Equity total
      production cost
      per ounce sold        $      202   $      316   $      203   $      484   $      408   $      348

     Three Months Ended                               Australia/      Batu
      March 31, 2005        Kalgoorlie     Martha     New Zealand     Hijau       Minahasa    Indonesia
     --------------------   ----------   ----------   -----------   ----------   ----------   ----------
     Costs
      applicable
      to sales
      under GAAP            $     37.8   $      7.3   $     133.1   $     15.9   $      0.0   $     15.9
       Minority
        interest                    --           --            --   $     (7.7)          --   $     (7.7)
       Accretion
        expense                   (0.3)        (0.1)         (1.3)        (0.1)          --         (0.1)
       Write-down
        of
        inventories                 --           --   $      (1.4)          --           --           --
       Purchased
        ore and
        other                       --           --            --          0.2           --          0.2

     Total cash cost
      for per ounce
      calculations          $     37.5   $      7.2   $     130.4   $      8.3           --   $      8.3
       Accretion
        expense
        and other                  0.3          0.1           1.3          0.1           --          0.1
       Depreciation,
        depletion
        and
        amortization        $      4.6   $      4.7   $      30.9   $      6.3           --   $      6.3
       Minority
        interest
        and other                   --           --            --   $     (3.0)          --   $     (3.0)

     Total production
      cost for
      per ounce
      calculations          $     42.4   $     12.0   $     162.6   $     11.7   $      0.0   $     11.7

     Equity ounces
      sold (000)                 116.5         44.1         439.3         39.9           --         39.9
     Equity cash
      cost per
      ounce sold            $      322   $      164   $       297   $      207   $        0   $      207
     Equity total
      production
      cost per
      ounce sold            $      364   $      273   $       370   $      292   $        0   $      292

     Three Months Ended                                      Central Asia/
      March 31, 2005          Zarafshan         Ovacik           Europe        Total Gold
     --------------------   -------------    -------------   -------------    -------------
     Costs
      applicable
      to sales
      under GAAP            $         6.9    $         0.0   $         6.9    $       476.7
       Minority
        interest                       --               --              --    $       (63.8)
       Accretion
        expense             $        (0.1)              --   $        (0.1)   $        (4.3)
       Write-down
        of
        inventories                    --               --              --    $        (1.4)
       Purchased
        ore and
        other               $        (0.2)              --   $        (0.2)   $        (9.1)

     Total cash cost
      for per ounce
      calculations          $         6.6               --   $         6.6    $       398.1
       Accretion
        expense
        and other           $         0.1               --   $         0.1    $         4.3
       Depreciation,
        depletion
        and
        amortization        $         2.4    $         1.7   $         4.1    $       125.6
       Minority
        interest
        and other                      --               --              --    $       (24.2)

     Total production
      cost for
      per ounce
      calculations          $         9.1    $         1.7   $        10.8    $       503.8

     Equity ounces
      sold (000)(1)                  34.2               --            34.2          1,550.6
     Equity cash cost
      per ounce sold        $         192    $           0   $         192    $         257
     Equity total
      production cost
      per ounce sold        $         263    $           0   $         263    $         325

     (1) Excludes 8.8 thousand ounces from Golden Grove.

     Three Months Ended                    Golden                                   La         North
      March 31, 2004          Nevada        Giant      Holloway      Canada      Herradura    America
     --------------------   ----------   ----------   ----------   ----------   ----------   ----------
     Costs
      applicable
      to sales
      under GAAP            $    192.7   $     12.9   $      6.2   $     19.1   $      2.2   $    214.0
       Minority
        interest                    --           --           --           --           --           --
       Accretion
        expense             $     (1.4)  $     (0.1)          --   $     (0.1)          --   $     (1.5)
       Write-down
        of
        inventories                 --           --           --           --           --           --
       Purchased
        ore and
        other               $    (14.1)  $      0.1           --   $      0.1           --   $    (14.0)

     Total cash
      cost for
      per ounce
      calculations          $    177.2   $     12.9   $      6.2   $     19.1   $      2.2   $    198.5
       Accretion
        expense
        and other           $      1.4   $      0.1           --   $      0.1           --   $      1.5
       Depreciation,
        depletion
        and
        amortization        $     35.1   $      3.3   $      1.8   $      5.1   $      1.2   $     41.4
       Minority
        interest
        and other                   --           --           --           --           --           --

     Total
      production
      cost for
      per ounce
      calculations          $    213.7   $     16.3   $      8.0   $     24.3   $      3.4   $    241.4

     Equity
      ounces
      sold (000)                 617.4         52.7         19.2         71.9         17.3        706.6
     Equity cash
      cost per
      ounce sold            $      287   $      245   $      322   $      265   $      128   $      281
     Equity total
      production
      cost per
      ounce sold            $      346   $      308   $      417   $      337   $      198   $      341

     Three Months Ended                     Kori        South
      March 31, 2004        Yanacocha       Kollo      America       Pajingo      Yandal       Tanami
     --------------------   ----------   ----------   ----------   ----------   ----------   ----------
     Costs
      applicable
      to sales
      under GAAP            $    111.9   $      2.4   $    114.3   $     14.7   $     33.4   $     49.8
       Minority
        interest            $    (56.4)  $     (0.3)  $    (56.7)          --           --           --
       Accretion
        expense             $     (0.8)  $     (0.2)  $     (1.0)  $     (0.1)  $     (0.9)  $     (0.2)
       Write-down
        of
        inventories                 --           --           --           --           --   $     (2.7)
       Purchased
        ore
        and other           $     (0.1)          --   $     (0.1)          --           --           --

     Total cash
      cost for
      per ounce
      calculations          $     54.6   $      1.9   $     56.5   $     14.6   $     32.5   $     46.9
       Accretion
        expense
        and other           $      0.7   $      0.2   $      0.9   $     (0.1)  $      0.9           --
       Depreciation,
        depletion
        and
        amortization        $     54.3   $      1.1   $     55.4   $      9.1   $     12.3   $     10.0
       Minority
        interest
        and other           $    (25.1)  $     (0.1)  $    (25.2)          --           --           --

     Total
      production
      cost for
      per ounce
      calculations          $     84.5   $      3.1   $     87.6   $     23.6   $     45.7   $     56.9

     Equity ounces
      sold (000)                 410.3          7.2        417.5         75.2        141.1        183.1
     Equity cash
      cost per
      ounce sold            $      133   $      266   $      135   $      194   $      231   $      256
     Equity total
      production
      cost per
      ounce sold            $      206   $      427   $      210   $      313   $      324   $      311

     Three Months Ended                               Australia/       Batu
      March 31, 2004        Kalgoorlie     Martha     New Zealand      Hijau      Minahasa     Indonesia
     --------------------   ----------   ----------   -----------   ----------   ----------   ----------
     Costs
      applicable
      to sales
      under GAAP            $     37.0   $      5.8   $     140.7   $     12.7   $      8.7   $     21.4
       Minority
        interest                    --           --            --   $     (5.8)          --   $     (5.8)
       Accretion
        expense             $     (0.4)  $     (0.1)  $      (1.7)  $     (0.1)  $     (0.1)  $     (0.2)
       Write-down
        of
        inventories                 --           --   $      (2.7)          --           --           --
       Purchased
        ore
        and other                   --           --            --   $      0.4   $     (0.5)  $     (0.1)

     Total cash
      cost for
      per ounce
      calculations          $     36.6   $      5.7   $     136.3   $      7.2   $      8.1   $     15.3
       Accretion
        expense
        and other           $      0.4   $      0.1   $       1.3   $      0.1   $      0.1   $      0.2
       Depreciation,
        depletion
        and
        amortization        $      3.5   $      3.1   $      38.0   $      4.3   $      2.7   $      7.0
       Minority
        interest
        and other                   --           --            --   $     (1.9)  $     (0.2)  $     (2.1)

     Total
      production
      cost for
      per ounce
      calculations          $     40.5   $      8.9   $     175.6   $      9.7   $     10.7   $     20.4

     Equity ounces
      sold (000)                 121.9         22.6         543.9         56.4         26.2         82.6
     Equity cash
      cost per
      ounce sold            $      300   $      251   $       251   $      126   $      307   $      183
     Equity total
      production
      cost per
      ounce sold            $      332   $      388   $       323   $      171   $      408   $      246

     Three Months Ended                                      Central Asia/
      March 31, 2004          Zarafshan          Ovacik          Europe        Total Gold
     --------------------   -------------    -------------   -------------    -------------
     Costs
      applicable
      to sales
      under GAAP            $         8.4    $         1.9   $        10.3    $       500.7
       Minority
        interest                       --               --              --    $       (62.5)
       Accretion
        expense             $        (0.1)   $        (0.1)  $        (0.2)   $        (4.6)
       Write-down
        of
        inventories                    --               --              --    $        (2.7)
       Purchased
        ore
        and other                      --               --              --    $       (14.2)

     Total cash
      cost for
      per ounce
      calculations          $         8.3    $         1.8   $        10.1    $       416.7
       Accretion
        expense
        and other           $         0.1               --   $         0.1    $         4.0
       Depreciation,
        depletion
        and
        amortization        $         2.7    $         1.2   $         3.9    $       145.7
       Minority
        interest
        and other                      --               --              --    $       (27.3)

     Total
      production
      cost for
      per ounce
      calculations          $        11.1    $         3.0   $        14.1    $       539.1

     Equity ounces
      sold (000)(1)                  55.9              5.9            61.8          1,812.4
     Equity cash
      cost per
      ounce sold            $         148    $         302   $         163    $         230
     Equity total
      production
      cost per
      ounce sold            $         198    $         498   $         227    $         297

     (1) Excludes 0.2 thousand ounces from Golden Grove

     RECONCILIATION OF BATU HIJAU COSTS APPLICABLE TO SALES TO TOTAL CASH COST PER EQUITY POUND, AND TOTAL PRODUCTION COST PER EQUITY POUND (DOLLARS IN MILLIONS EXCEPT PER POUND AMOUNTS)

                                                     Three Months Ended March 31,
                                                     -----------------------------
     Batu Hijau                                          2005            2004
     ---------------------------------------------   -------------   -------------
     Costs applicable to sales
      per financial statements                       $        70.9   $        64.6
     Minority interest                               $       (34.3)  $        29.5
     Accretion expense                               $        (0.4)  $         0.5
     Smelting and refining                           $        12.6   $        16.7
     Total cash cost for
      per pound calculation                                   48.8            51.3
     Accretion expense                                        (0.4)            0.5
     Depreciation, depletion
      and amortization                                        26.2            21.1
     Minority interest                                        12.3            (9.2)
     Total production cost
      for per pound calculation                               63.1            63.7

     Equity copper sold (000 lbs)                           52,922          73,819
     Total cash cost per equity pound                $        0.92   $        0.70
     Total production cost
      per equity pound                               $        1.19   $        0.87

     RECONCILIATION OF GOLDEN GROVE COSTS APPLICABLE TO SALES TO COPPER AND ZINC CASH COSTS PER POUND (IN MILLIONS, EXCEPT PER POUND)

                                                  Three Months Ended March 31,
                            ---------------------------------------------------------------------------
                                            2005                                   2004
                            ------------------------------------   ------------------------------------
                               Total       Copper        Zinc        Total        Copper       Zinc
                            ----------   ----------   ----------   ----------   ----------   ----------
     Costs
      applicable
      to sales per
      financial
      statements                   2.2   $     (0.6)  $      2.8   $      9.1   $      0.5   $      8.6
     Accretion
      expense                     (0.2)        (0.1)        (0.1)        (0.1)          --         (0.1)
     Write-down
      inventories           $     (0.6)  $     (0.4)        (0.2)          --           --           --
     Smelting and
      refining
      and
      purchased
      concentrates          $      8.1   $      0.0   $      8.1   $      9.1   $      0.5   $      8.6
     Total cash
      cost for
      per pound
      calculation           $      9.5   $     (1.1)  $     10.6   $     18.1   $      1.0   $     17.1
     Total sold
      (000 lbs)                    n/a           --       29,091          n/a        2,265       45,448
     Total cash
      cost per
      pound sold                   n/a   $     0.00   $     0.36          n/a   $     0.46   $     0.38

     RECONCILIATION OF TOTAL NEWMONT COSTS APPLICABLE TO SALES TO TOTAL COPPER CASH COSTS PER EQUITY POUND, (DOLLARS IN MILLIONS EXCEPT PER POUND AMOUNTS)

                                                     Three Months Ended March 31,
                                                     -----------------------------
     Total Copper                                        2005            2004
     ---------------------------------------------   -------------   -------------
     Costs applicable to sales
      per financial statements                       $        70.3   $        65.1
     Minority interest                               $       (34.3)  $       (29.5)
     Accretion expense                               $        (0.5)  $        (0.5)
     Write-down inventories                          $        (0.4)             --
     Smelting and refining                           $        12.6   $        17.2
     Total cash cost for
      per pound calculation                          $        47.7   $        52.3
     Equity copper sold (000 lbs)                           52,922          76,084
     Total cash cost per equity pound                $        0.90   $        0.69

     GOLD HEDGE POSITION - AS OF MARCH 31, 2005
     CURRENT MATURITY SUMMARY (1) (3) (000 ounces)

                                   Gold Put Option                    Price Capped
                                      Contracts                        Contracts
                            ------------------------------   ------------------------------
          Years                  Ozs           Price (2)          Ozs            Price(2)
     --------------------   -------------    -------------   -------------    -------------
          2005                        156    $         292             450    $         350
          2006                        100    $         338              --               --
          2007                         20    $         397              --               --
          2008                         --               --           1,000    $         384
          2009                         --               --             600    $         381
          2010                         --               --              --               --
          2011                         --               --             250    $         392
     Total/Average                    276    $         316           2,300    $         378

     The mark-to-market value of the gold put option contracts was negative $7 million at March 31, 2005.

     Notes:

     (1) For more detailed descriptions, definitions and explanations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005.

     (2) Prices quoted are gross contract prices, which represent the gross cash flow per ounce of each contract. Not included in these prices are the additional cash outflows associated with borrowing gold over the life of the contract where the contracts are floating in nature. The rate at which gold is borrowed is determined over the life of the contract based on the prevailing market gold lease rate for the time period that the borrowing is fixed. The borrowing can be fixed for varying periods over the life of the contract.

     (3) In addition to the gold hedge positions shown in the table above, the Company entered into a prepaid forward gold sales contract in July 1999, which is reflected as debt on the Company's consolidated balance sheets. Under the prepaid forward gold sales contract, the Company agreed to sell 483,333 ounces of gold, to be delivered in June of each of 2005, 2006 and 2007 in annual installments of 161,111 ounces of gold. For more detailed descriptions, definitions and explanations, refer to the Company's Annual Report on Form 10-K for the year ended December 31, 2004 filed on March 15, 2005.

     The Company's first quarter earnings conference call and web cast presentation will be held on April 27, 2005 beginning at 4:00 p.m. Eastern Time (2:00 p.m. Mountain Time). To participate:

     Dial-In Number:  (773) 681-5843
     Leader:          Randy Engel
     Password:        Newmont

     The conference call will also be simultaneously carried on our web site at www.newmont.com under Investor Information/Presentations and will be archived there for a limited time.

     Investor Contacts
     Randy Engel
     Telephone: (303) 837-6033
     Email: randy.engel@newmont.com

     Wendy Yang
     Telephone: (303) 837-6141
     Email: wendy.yang@newmont.com

     Jennifer Van Dinter
     Telephone: (303) 837-5165
     Email: jennifer.vandinter@newmont.com

     Media Contacts
     Doug Hock
     Telephone: (303) 837-5812
     Email: doug.hock@newmont.com

     Cautionary Statement
     This news release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that are intended to be covered by the safe harbor created by such sections. Such forward-looking statements include, without limitation, (i) estimates of future gold and other metals production and sales; (ii) estimates of future costs applicable to sales; (iii) estimates of future capital expenditures, expenses and tax rates; (iv) estimates regarding timing of future production or closure activities; (v) statements regarding future exploration results and the replacement of reserves; (vi) statements regarding future asset sales or rationalization efforts; and (vii) estimates of future royalty revenues. Where the Company expresses or implies an expectation or belief as to future events or results, such expectation or belief is expressed in good faith and believed to have a reasonable basis. However, forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed, projected or implied by such forward-looking statements. Such risks include, but are not limited to, gold and other metals price volatility, currency fluctuations, increased production costs and variances in ore grade or recovery rates from those assumed in mining plans, political and operational risks in the countries in which we operate, and governmental regulation and judicial outcomes. For a more detailed discussion of such risks and other factors, see the Company's 2004 Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission, as well as the Company's other SEC filings. The Company does not undertake any obligation to release publicly revisions to any "forward-looking statement," to reflect events or circumstances after the date of this news release, or to reflect the occurrence of unanticipated events, except as may be required under applicable securities laws.

SOURCE  Newmont Mining Corporation
     -0-                             04/27/2005 AA LAW063
     /PRNewswire -- April 27/
     /END FIRST AND FINAL ADD/
     /Web site: http://www.newmont.com